UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
                   Pursuant to Section 13 OR 15(d)
               of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 13,
2006
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                             SJW Corp.
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(Exact name of registrant as specified in its charter)

    California                    1-8966          77-0066628
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(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)  Identification No.)

    374 W. Santa Clara Street, San Jose, California     95113
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(Address of principal executive offices)             (Zip Code)

                             (408) 279-7800
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         Registrant's telephone number, including area code

                             Not Applicable
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  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule
13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On November 13, 2006, SJW Land Company, a wholly owned subsidiary of SJW Corp., entered into an agreement with Adobe Systems Incorporated ("Adobe") pursuant to which Adobe agreed to purchase approximately 2.2 acres of property located in San Jose, California for a purchase price of eleven million five hundred thousand dollars. Such agreement is subject to the satisfaction of due diligence and certain closing conditions.

In addition to the agreement described above, SJW Corp. announced on April 18, 2006 that SJW Land Company and San Jose Water Company entered into agreements dated April 17, 2006 with Adobe pursuant to which Adobe agreed to purchase an aggregate of approximately 5.5 acres of property located in San Jose, California for an aggregate purchase price of twenty-five million dollars (the "Agreements"). As of November 13, 2006, all title, due diligence and environmental contingencies were satisfied under such Agreements.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  SJW Corp.
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November 16, 2006                  /s/ Angela Yip
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                                  Angela Yip,
                                  Chief Financial Officer
                                  and Treasurer